UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

February 8, 2006

Date of Report (Date of earliest event reported)

NOVASTAR FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-13533	74-2830661
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8140 Ward Parkway, Suite 300, Kansas City, MO 64114

(Address of principal executive offices)

(Zip Code)

(816) 237-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01 – Entry into a Material Definitive Agreement

On February 8, 2006, the Compensation Committee of the Board of Directors of NovaStar Financial, Inc. (“the Company”) approved the NovaStar Long Term Incentive Plan (“the Plan”), which outlines long-term stock-based incentive compensation awards for certain key employees of the Company. The Plan provides for stock-based awards in the form of non-qualified stock options and time-vested restricted stock. A copy of the Long Term Incentive Plan is included as Exhibit 10.34 and is incorporated herein by reference.

Item 5.05 – Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

On February 8, 2006, the Board of Directors of the Company approved amendments to the Company’s Code of Conduct. The amendments consisted of certain technical amendments as well as the addition of the section titled “Responsibility for Disclosure” which outlines additional policies to which the CEO, President and Senior Financial Officers must adhere. A copy of the Company’s Code of Conduct is included as Exhibit 14.1 and is incorporated herein by reference.

References to the registrant’s website in the NovaStar Financial, Inc. Code of Ethics do not incorporate by reference the information on the registrant’s website into this Current Report and the registrant disclaims any such incorporation by reference.

Item 7.01 – Other Events

On February 13, 2006, the Company announced its first quarter 2006 Preferred stock dividend of $.55625 per share, to shareholders of 8.90% Class C Cumulative Redeemable Preferred Stock of record as of March 1, 2006 payable on March 31, 2006. A copy of the press release is included as Exhibit 99 and is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits

(c)	Exhibits

10.34	NovaStar Long Term Incentive Plan
14.1	NovaStar Financial, Inc. Code of Conduct
99	NovaStar Announces Preferred Dividend

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NOVASTAR FINANCIAL, INC.

DATE: February 14, 2006	/s/ Gregory S. Metz
Gregory S. Metz

Chief Financial Officer

Exhibit Index

Exhibit

Number

10.34	NovaStar Long Term Incentive Plan
14.1	NovaStar Financial, Inc. Code of Conduct
99	NovaStar Announces Preferred Dividend